EXHIBIT 10(c)


New York Lease

AGREEMENT OF LEASE, made this 17th day of July, 1998, between THE HEMMERDINGER CORPORATION, a New York corporation, having an office at 8000 Cooper Avenue, Glendale, New York 11385 ("Landlord") and SPEIZMAN INDUSTRIES, INC., a Delaware corporation with offices at 508 West Fifth Street, Charlotte, NC 28231 ("Tenant"),

Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the premises in the area known as Atlas Terminals, in the Borough of Queens, City and State of New York ("Atlas Terminals"), being Building No. 20 ("Demised Premises") for the period of one (1) year ("Term") (or until such Tern shall sooner cease and expire as hereinafter provided) to commence on August 1, 1998, ("Commencement Date") and to end on July 31, 1999, ("Expiration Date"), both dates inclusive, at a fixed annual rental rate of Twenty Seven Thousand Five Hundred Ninety Eight Dollars and 78/100ths ($27,598.78) ("Fixed Rent") which Tenant agrees to pay in lawful money of the United States, by check drawn on a member of the New York Clearing House Association, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during the Term at the office of Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof (unless this lease be a renewal).

Together with a sufficient right of way over the lands of the Landlord for ingress and egress of trucks to and from the Demised Premises, which right of way shall be located, bounded and defined by Landlord and may be changed by Landlord at any time during the Term, provided that at all times a sufficient and suitable right of way for the purposes herein set forth shall be allowed to the Tenant.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided. All payments other than Fixed Rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

Occupancy:

2. Tenant shall use and occupy the Demised Premises for general offices, showroom and storage of machines and for no other purpose. Tenant shall at all times conduct its business in a high

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grade and reputable manner and shall keep show windows, if any, and signs in a neat and clean condition.

Repairs and Alterations:

3. (A) Landlord shall maintain and repair the structure of the building or buildings in which the Demised Premises are located (collectively, "Building") and any public portion thereof if the same is rented to more than one tenant. Tenant shall at its sole cost and expense take good care of the Demised Premises (including, without limitation, the glass, pipes, fixtures, appliances and appurtenances and any independent air conditioning, heating or ventilating equipment therein) and any elevators exclusively servicing the Demised Premises and shall, at Tenant's sole cost and expense, by contractors or mechanics approved by Landlord, make as and when needed all non-structural repairs in or about the Demised Premises necessary to keep the same in good order and condition. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant or Tenant's assignees, subtenants, contractors, servants, employees, invitees or licensees (collectively, "Tenant's Entities"), shall be repaired by Tenant at its sole cost and expense to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the Building caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be in quality and class at least equal to the original work or construction and shall be done at such times and in such manner as Landlord may designate. If Tenant fails to make such repairs Landlord may make such repairs for Tenant's account and charge Tenant therefor and Tenant shall have no claim for inconvenience on account thereof. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this
Article 3 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

(B) Tenant shall not (i) cut or drill or in any way mar or deface any part of the Demised Premises or the Building; (ii) use or permit the use of the roof except as shall be expressly permitted in writing by Landlord, including, without limitation, for the installation thereon of any ducts, ventilators, radio or television equipment; (iii) place or permit any awning, sign, advertisement, illumination or projection either on the outside or inside of the Building or in or upon any window of the Demised Premises, including the sills or ledges thereof, unless the same shall first have been approved in writing by Landlord; (iv) obstruct or permit the obstruction of any light or skylight in or upon the Building, or the adjoining sidewalk or street, or entrance, or any other part of the Building to which Tenant is not entitled to exclusive use thereof; and (v) install or place any additional locks or bolts of any kind upon any of the doors or windows.


(C) Tenant shall not, without Landlord's prior written consent first obtained in each instance, make any alteration, decoration, addition or improvement in or upon the Demised Premises. All alterations or improvements shall be made and installed in a good and workmanlike manner and

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shall comply with all requirements of law, regulation or rule of all federal, state, county and municipal authorities and all subdivisions and agencies thereof, with the requirements of the New York Board of Fire Underwriters or any other body exercising similar functions and Landlord's insurance carrier and shall conform to any particular requirements of the Landlord expressed in its consent for the making of any such alterations or improvements. Any such work when begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of Landlord. Tenant shall within ten days discharge by payment, deposit or by bond fixed in a proper proceeding according to law, any mechanic's lien filed against the Building because of any work or material done or furnished to Tenant or Tenant's Entities. Tenant shall not, without Landlord's prior written consent first obtained in each instance, make any alteration or addition to the electric wiring, equipment or appliances, including, without limitation, any heating, air conditioning or ventilating system, water system or gas pipe system, or tap any mains or pipes to supply water for refrigeration or air conditioning or ventilating apparatus. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant shall not, without Landlord's prior written consent first obtained in each instance, install or use in the Demised Premises any air conditioning, heating or ventilating equipment or any electrical appliances which, in Landlord's sole judgment, may overload the electrical wiring or equipment in the Demised Premises or in the Building or interfere with the use thereof by any other tenant of the Building. All alterations, additions or improvements made to the Demised Premises by either Landlord or Tenant, including, but not limited to, all paneling, decorations, partitions, railings, galleries, piping, electrical work, air conditioning, heating or ventilating system, lighting fixtures and the like, shall, unless Landlord shall elect otherwise (which election shall be made by giving a notice pursuant to the provisions of Article 26 not less than thirty days after the end of this lease), become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the Term or any renewal term, as the case may be. In the event Landlord shall elect otherwise, then such alterations, installations, additions or improvements made by Tenant upon the Demised Premises, as the Landlord may select, shall be removed by Tenant and Tenant shall restore the Demised Premises to the original condition at its own cost and expense. Tenant's obligations under this Article shall survive the end of this lease.

Services:     [Section 4(A) was stricken out]

4. (B) Landlord shall furnish New York City water to Tenant through the existing water meter and Tenant shall pay for such water furnished at the prevailing New York City rate together with sewer rents or charges measured by such consumption. There shall be a minimum monthly charge of $10.00.

(C) In order to compensate Landlord for the cost of installing and maintaining water and sewer pipes throughout Atlas Terminals, Tenant shall pay Landlord a monthly rental charge for use of such pipes, such charge to be computed at 15 cents for every 100 cubic feet of water consumed by Tenant.

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(D) Landlord shall furnish to Tenant 200 amperes, 3-phase, low tension electric current service for the use of Tenant and Tenant shall pay Landlord for such service in accordance with the rate schedule or service classification applicable to Landlord (including, without limitation, charges resulting from time of day billing or other charges now or hereafter applicable to Atlas Terminals and a minimum demand charge of 10 kilowatts), charged for at the rates within such schedule or classification applicable to Tenant's usage, plus a service charge of $.0l5 per kilowatt hour for current consumed by Tenant, whose electrical consumption and demand shall be determined by a meter to be installed by Landlord at Tenant's expense. Landlord may, upon thirty (30) days notice, discontinue furnishing electric current service to Tenant without being liable to Tenant therefor, or without in any way affecting this lease or liability of Tenant hereunder, or causing a diminution of rent, and the same shall not be deemed to be a lessening or diminution of the services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives notice of such discontinuance, Landlord shall permit Tenant to receive electric current service from the public service company serving the part of New York City where the Building is located and shall permit Tenant to utilize Landlord's wires and conduits but only to the extent available, suitable and safely capable to be used for such purpose.

(E) [Section E was stricken out]

(F) If any tax be imposed by a governmental agency upon Landlord's receipts from Tenant for electricity or water, Tenant shall also pay Landlord the amount of such tax.

(G) The charges payable by Tenant pursuant to this Article 4 shall be paid by Tenant upon its receipt of Landlord's bill therefor.

(H) Landlord may, if Tenant is in default of performance of any of the terms, provisions and conditions of this lease on Tenant's part to be performed, including, but not limited to, payment of any Fixed Rent or additional rent due hereunder, and without releasing the Tenant from liability or constituting an eviction, and without any liability on the Landlord's part, after five days notice of such default to Tenant, terminate the furnishing of any or all services agreed to be furnished by Landlord hereunder, provided, however, that such default shall not have been cured within said five days.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Subject to the foregoing, such windows shall be cleaned by Tenant at least once each calendar year.

Requirements of Law, Fire Insurance:

6. Prior to the commencement of the Term, if Tenant is then in possession, and at all times thereafter, Tenant at Tenant's sole cost and expense, shall promptly comply with all present and

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future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body, or Landlord's insurance carrier which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, and with respect to the portion of the sidewalk adjacent to the Demised Premises, if the Demised Premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the Building if arising out of Tenant's use or manner of use of the Demised Premises or the Building (including the use permitted under this lease). Except as provided in Article 27 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant to comply with the terms of this Article. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or Demised Premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Subordination:

7. (A) This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises are a part and to all renewals, modifications, consolidations, replacements, and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgage affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

(B) If any prospective mortgagee of the Building, the land upon which it is erected ("Land") or any leasehold interest therein requires, as a condition precedent to issuing its loan, the modification of this lease in such manner as does not materially lessen Tenant's rights or increase its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such confirming documents therefor as such mortgagee requires.

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Tenant's Liability, Insurance, Property Loss, Damage, Indemnity:

8. (A) Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of Atlas Terminals nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about Atlas Terminals or caused by operations in construction of any private, public or quasi public work. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys' fees and disbursements, paid, suffered or incurred as a result of any breach by Tenant or Tenant's Entities of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of Tenant or Tenant's Entities. Tenant's liability under this lease extends to the acts and omissions of any assignee or subtenant and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

(B) During the Term, Tenant shall pay for and keep in force general liability policies, including elevator liability, in standard form protecting against any and all liability occasioned by accident or occurrence, subject to customary exclusions, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York, in the amount of $500,000 in respect to injuries to any one person, $1,000,000 in respect to two or more persons in any one accident or occurrence and $100,000 for property damage. If at any time during the Term it appears that public liability or property damage limits in the City of New York for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord shall be named as an additional insured in the aforesaid insurance policies and the policies shall provide that Landlord shall be afforded thirty (30) days prior notice of cancellation of said insurance. Tenant shall deliver certificates of insurance evidencing such policies. All premiums and charges for the aforesaid insurance shall be paid by Tenant and, if Tenant shall fail to make such payment when due, Landlord may make it and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord, be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

(C) Simultaneously with the execution of this lease, Tenant shall furnish Landlord with a certificate of insurance coverage substantially similar to (and having substantially the same substantive effect as) the certificate of insurance annexed hereto.

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Destruction, Fire and Other Casualty:

9. (A) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth.

(B) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable.

(C) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

(D) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than sixty
(60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of subdivisions (B) and (C) hereof with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises, as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy.

(E) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty and, to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall

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not invalidate the insurance and also provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

(F) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any material part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the Term shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.:

11. (A) Tenant shall not without having first obtained Landlord's written consent thereof (i) use or permit the Demised Premises or any part of the same to be used for any purpose other than to that specified in this lease, (ii) assign or transfer, by operation of law or otherwise, this lease or any interest therein, (iii) mortgage or encumber the same, (iv) sublet or underlet the Demised Premises or any part thereof, or (v) permit the same to be occupied by anyone other than Tenant or Tenant's officers and employees. A transfer of control or ownership of more than twenty (20%) per cent of the shares of Tenant, if Tenant is a corporation, or of more than twenty (20%) per cent of the total partnership interests in Tenant, if Tenant is a partnership, shall be deemed an assignment of this lease requiring the consent of Landlord pursuant to this Article. In the event that Tenant shall desire to assign this lease, sublet the whole or any part of the Demised Premises or permit the same to be occupied by any person other than Tenant, its officers or employees, Tenant shall submit in writing to Landlord the name of the proposed assignee, subtenant, or occupant, the nature of and character of its business, the terms and conditions of the proposed assignment or subletting, information as to the financial responsibility and standing of the proposed subtenant or assignee and such other information as Landlord may reasonably request, and, simultaneously, with such submission, Tenant shall deliver to the Landlord a written agreement, in a form satisfactory to Landlord, fully executed and acknowledged by Tenant surrendering to Landlord the entire Demised Premises, if an assignment is proposed, or if a subletting is proposed, then the portion of the Demised Premises proposed to be sublet or to be occupied by a person other than Tenant. Such surrender agreement shall also provide that if a portion of the Demised Premises is to be surrendered, Tenant, at its expense, will erect the partitions required to separate the portion of the Demised Premises to be surrendered from the remainder of the Demised Premises and shall install any doors required to provide an independent means of access to the portion of the Demised Premises to be surrendered from the elevators and/or staircase on the floor and shall install all other equipment or facilities which may be required either by law or otherwise in order to permit the portion of the Demised Premises to be surrendered to be used as a unit separate from the balance of the Demised Premises. If Landlord shall not execute the surrender agreement within sixty
(60) days after

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receipt thereof, then Landlord shall not unreasonably withhold its consent to the proposed assignment or subleasing.

(B) No consent given by Landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent, and any assignment or subletting of the Demised Premises shall not relieve Tenant or any mesne assignee from any obligations, duty or covenant under this lease, and in all cases a violation of any of the covenants or duties or obligations under this lease by a subtenant or assignee shall in addition be deemed to be the act of Tenant herein. No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the Demised Premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of Landlord shall first have been obtained. Any assignee, by accepting an assignment, shall be conclusively deemed to have assumed this lease and all obligations already accrued or to accrue thereunder and further to have agreed to fully and duly perform all Tenant's covenants herein contained. If Tenant shall, at any time, be in default in the payment of rent, Landlord shall have the right to collect rent from any assignee, undertenant, or occupant and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than Tenant as tenant or shall otherwise release, impair or otherwise affect any obligation of Tenant under this lease.

Blockage of Thoroughfares:

12. Tenant shall not block, nor permit the blockage of, the thoroughfares of Atlas Terminals with its vehicles, or the vehicles of Tenant's Entities, nor permit any other vehicle making deliveries to the Demised Premises or picking up material therefrom to block such thoroughfares. Any vehicles blocking such thoroughfares may be removed by Landlord, without notice, at Tenant's expense.

Access to Premises:

13. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Demised Premises following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement or rent white such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the Term Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers of mortgagees of the Building and during the last six months of the Term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the

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Demised Premises the usual notice "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known.

Floor Load:

14. Tenant shall not place a load on any floor of the Demised Premises exceeding the floor load per square foot of area which is was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in a setting sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Landlord may take such action as it deems appropriate to prevent or abate any damage to the Building or disturbance caused to other tenants of Atlas Terminals by reason of Tenant's violation of the provisions hereof.

Bankruptcy:

15. (A) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant or any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 15 shall be applicable only to the party then owning Tenant's interest in this lease.

(B) It is stipulated and agreed that in the event of the termination of this lease pursuant to subdivision (A) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term and the fair and reasonable rental value of the Demised

Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If the Demised Premises or any part thereof be re-let by the Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

Default:

16. (A) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of Fixed Rent or additional rent; or if the Demised Premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this lease be terminated under any applicable bankruptcy or insolvency statute; or if Tenant shall fail to move into or take possession of the Demised Premises within fifteen (15) days after the commencement of the Term, of which fact Landlord shall be the sole judge; then, in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period and if Tenant shall not have diligently commenced curing such default within such five (5) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written three
(3) days notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the Term shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end of and expiration of this lease and the Term and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

(B) If (i) the notice provided for in subdivision (A) hereof shall have been given and the Term shall expire as aforesaid or (ii) if Tenant shall make default in the payment of the Fixed Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, then and in any of such events Landlord may, without notice, re-enter the Demised Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Demised Premises, and remove their effects and hold the Demised Premises as if this lease had not been made and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Landlord and Waiver of Redemption:

17. (A) In case of any such default, re-entry expiration and/or dispossess by summary proceedings or otherwise, (i) the Fixed Rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would other-wise have constituted the balance of the Term, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (iii) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole judgement, considers advisable and necessary for the purpose of reletting the Demised Premises and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

(B) If Landlord commences any action or proceeding against Tenant in connection with this lease and such action or proceeding is disposed of, by settlement, judgment or otherwise, favorably to Landlord, Landlord shall be entitled to recover from Tenant in such action or proceeding, or a subsequently commenced action or proceeding, Landlord's reasonable attorneys' fees and disbursements incurred in connection with such action or proceeding and all prior and subsequent discussions and negotiations and correspondence relating thereto.

(C) If any monies owing by Tenant under this lease are paid more than fifteen
(15) days after the date such monies are payable pursuant to the provisions of this lease, Tenant shall pay Landlord interest thereon for the period from the date such monies were payable to the date such monies are paid.

(D) Whenever this lease provides for interest to be paid by Tenant to Landlord, the applicable rate of interest shall be the maximum legal rate of interest then in effect pursuant to applicable law.

Fees and Expenses:

18. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys' fees, in instituting, prosecuting or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five
(5) days of the rendition of any bill or statement to Tenant therefor and, if the term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

"As Is", Property Loss, Etc.:

19. (A) Tenant acknowledges that it has examined the Demised Premises, is familiar with its condition and agrees to accept the same "as is", except as otherwise herein provided. Tenant will not at any time use or occupy the Demised Premises in violation of Article 2 hereof or the certificate(s) of occupancy issued for the Building. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Demised Premises, the Building or this lease, except as expressly set forth in this lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease. This lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

(B) Except as expressly otherwise provided in this lease, Landlord shall not be responsible at any time or in any event for any latent defect, deterioration or change in the condition of the Demised Premises nor for damage to the same and Landlord shall be exempt from all liability for or on account of any annoyances, inconvenience, interference with business or injury or damage to persons or property whether caused by (i) any interruption, malfunction or curtailment of the operation of any elevator service, heating plants, sprinkler system, gas, water, sewer or plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in Atlas Terminals, whether such interruption, malfunction or curtailment be due to breakdowns, repairs, strikes or inability to obtain electricity, fuel or water or any other cause beyond Landlord's control, (ii) any water, rain, snow, steam, gas, electricity or other element which may enter, flow from or into the Demised Premises, or any noise or vibration audible in or transmitted to the Demised Premises, (iii) any vermin, (iv) any falling paint or plaster, (v) any interference with light or with other easements or incorporeal hereditaments,
(vi) any latent defect or deterioration in the Building or the appurtenances thereof, whether or not the Landlord shall have been notified of any condition allegedly causing the same, (vii) any act or omission of any other occupant of the Building or other person temporarily therein, or (viii) any other reason or cause, unless the said damage, loss or injury shall be caused by or due to the negligence of Landlord. Landlord shall not be liable or responsible for injury or damage to persons or property, including injury to any of the employees of Tenant, in connection with the use of any right of way which Tenant is hereby granted or may hereafter be granted from the Demised Premises to the public highways adjoining the lands of the Landlord, including any injury or damage which may arise in connection with the use or operation, either by Tenant or any other person or corporation, of the said sidings or sidetracks or other sidings or sidetracks upon any part of the property of Landlord. If at any time any windows of the Demised Premises are temporarily or permanently closed, darkened or bricked up for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder. In the event that the Demised Premises or any part thereof are rendered untenantable, or Tenant is deprived of the use of the Demised Premises by any cause whatever, or Tenant claims that there is any defect in the Demised Premises or in any of the fixtures or any article of equipment therein or in the Building caused by the negligence of the Landlord or otherwise, Tenant shall give prompt written notice to Landlord and a reasonable opportunity shall be given to Landlord to remedy the condition set forth in said notice. Failure to give such notice shall be construed as a waiver of such condition or defect and of any and all claims to the effect that Tenant has been evicted, wholly, partly or constructively, from the Demised Premises. The provisions contained in this
Article 19 are not to be construed so as to increase Landlord's obligations hereunder.

End of Term:

20. Upon the Expiration Date or any sooner termination of this lease, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the Term or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quite Enjoyment:

21. Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this lease, including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

22. If Landlord is unable to give possession of the Demised Premises on the Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or, if the Demised Premises are located in a building being constructed, because such building has not been sufficiently completed to make the Demised Premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances nor shall the same be construed in any wise to extend the Term, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the Demised Premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy premises other than the Demised Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay Fixed Rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

23. The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations herein set forth or hereafter adopted by Landlord shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Demised Premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of this lease or a surrender of the Demised Premises.

Waiver of Trial by Jury:

24. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description on any such proceeding.

Inability to Perform:

25. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if, in the judgment of Landlord, temporary interruption of such services is necessary by reason of accident or mechanical breakdown, or to make repairs, alterations or improvements, or when Landlord is prevented or delayed from so doing by reason of (i) strike or labor troubles, (ii) government preemption in connection with a national emergency, (iii) any rule, order or regulation of any department or subdivision thereof of any government agency,
(iv) the conditions of supply and demand which have been or are affected by war or other emergency, or (v) any other cause beyond Landlord's control.

Bills and Notices:

26. Except as otherwise in this lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building or at the last known residence address or business address of Tenant or left at the Demised Premises addressed to Tenant and the time of the rendition of such bill or statement and the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the Demised Premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

Sprinklers:

27. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters, Landlord's insurance carrier or the Insurance Services Office (or any other entity exercising similar functions) or any bureau, department or official of the federal, state or city government or any quasi-governmental authority or other entity requires or recommends the installation of a sprinkler system or that any changes, modifications, alterations, or additional or replacement sprinkler heads or other equipment be made or supplied in an existing sprinkler system for any reason whatsoever, including, without limitation, by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Demised Premises, or if any such sprinkler system installations, changes, modifications, alterations, additional or replacement sprinkler heads or other such equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said entity or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler installations, changes, modifications, alterations and supply additional or replacement sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord as additional rent the sum of $15.00 on the first day of each month during the Term as Tenant's portion of the contract price for sprinkler supervisory service.

Cleaning:

28. Tenant shall, at Tenant's expense, keep the Demised Premises clean and in order, to the satisfaction of Landlord, and if the Demised Premises are situated on the street floor, Tenant shall, at Tenant's expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto and keep said sidewalks and curbs free from snow, ice, dirt and rubbish. Tenant shall, at Tenant's expense, independently contract for the removal of its rubbish and refuse from Atlas Terminals which removal shall be subject to such rules and regulations as, in the judgment of Landlord, are necessary for the proper operation of Atlas Terminals.

Security:

29. (A) Tenant has deposited with Landlord the sum of $4,600.00 ("Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of Fixed Rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the Security Deposit shall be returned to Tenant after the Termination Date and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the Building and the Land or the leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the

Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(B) The Security Deposit shall be placed in an interest-bearing account and the interest thereon (less the statutory administrative fee, which shall be retained by Landlord) shall be remitted to Tenant annually, provided Tenant has not theretofore defaulted in the performance of its obligations under this lease.

Captions:

30. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof

Definitions:

31. The term "Landlord" as used in this lease means only the owner or the mortgagee in possession for the time being of the Building and the Land (or the tenant under a lease of the Building or of the Land and Building) so that in the event of any sale or sales of the Land and Building or of said lease, or in the event of a lease of said Building, or of the Land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days designated as holidays under any employment agreement with Landlord's employees.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the Demised Premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the Rules and Regulations set forth herein and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional rule or regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Estoppel Certificate:

34. Tenant, at any time, and from time to time upon at least ten (10) days' prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the Fixed Rent and additional rent have been paid and stating whether or not there exists any defaults by Landlord under this lease and, if so, specifying each such default.

Successors and Assigns:

35. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this lease, their assigns.

Tax Escalation:

36. (A) For purposes hereof:

      (1) "Real Estate Taxes" shall mean all the real estate taxes and assessments imposed by any governmental authority having jurisdiction upon the land and/or buildings comprising the tax lot of which the Demised Premises are a part ("Tax Lot") or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes and/or assessments.

      (2) "Base Year Taxes" shall mean the Real Estate Taxes as finally determined for the tax fiscal year July 1, 1998 - June 30, 1999 ("Base Year").

      (3) "Subsequent Year" shall mean any tax fiscal year commencing after the expiration of the Base Year.

      (4) "Tenant's Proportionate Share" shall mean .49%.

(B) If the Real Estate Taxes for any Subsequent Year during the Term exceed the Base Year Taxes (as initially imposed, if not finally determined when a payment is due pursuant to subdivision (C)), Tenant shall pay Landlord Tenant's Proportionate Share of such excess.

(C) Such payment shall be due within fifteen (15) days after the Real Estate Taxes for any Subsequent Year become due, or, if Real Estate Taxes are payable in installments, the appropriate portion of such payment (based on the number of such installments) shall be due within fifteen (15) days after the date each such installment is due. If the Base Year Taxes ultimately are less than the Real Estate Taxes initially imposed upon the Tax Lot for the Base Year, Tenant shall pay Landlord, promptly upon demand, any additional amount thereby payable pursuant to subdivision (B) for all applicable Subsequent Years.

(D) If Landlord receives any refund of Real Estate Taxes for any Subsequent Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all expenses incurred in connection therewith) pay Tenant, if not in default hereunder, Tenant's Proportionate Share of the net refund. If Landlord succeeds in reducing any assessed valuation for the Tax Lot prior to the initial billing of Real Estate Taxes for any Subsequent Year, Tenant also shall pay Landlord Tenant's Proportionate Share of the expenses so incurred by Landlord.

(E) If any Subsequent Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated based on the portion of the Subsequent Year which is within the Term. Except as limited by Articles 9 and 10, (i) Tenant's obligation to make the payments required by subdivisions (B),
(C) and (D) shall survive the Expiration Date or any sooner termination of this lease and (ii) Landlord's obligation to make the payments required by subdivision (D) shall survive the Expiration Date or any sooner termination of this lease pursuant to Articles 9 and 10.

Expense Escalation:

37. (A) For purposes of the formula and other provisions set forth in this Article and elsewhere in this lease:

      (1) "Rate" shall mean (a) the minimum regular hourly wage rate prescribed for "Watch Engineers" (as hereinafter defined) pursuant to the then effective agreement between Landlord and Local Union No. 30 and 30-A of the International Union of Operating Engineers, AFL-CIO (or any successor thereto) covering the wage rates for Watch Engineers at Atlas Terminals ("Agreement"); provided, however, if, at any time during the Term, regular employment of Watch Engineers occurs on days or during hours when overtime or other premium pay rates are or in effect pursuant to the Agreement, Rate shall mean the average hourly wage rate for the hours in a calendar week during which Watch Engineers are regularly employed (e.g., if pursuant to the Agreement, the regular weekly employment of Watch Engineers is for forty hours at a regular hourly wage rate of $9.00 for the first thirty hours and an overtime hourly wage rate of $12.00 for the remaining ten hours, the regular wage rate for the applicable period shall be the weekly wage rate of $390.00 divided by the number of regular hours of employment, to wit, forty, or $9.75), or (b), if there is no Agreement in effect, the minimum hourly wage rate actually payable to Watch Engineers employed at Atlas Terminals by Landlord, or (c) if, at any time during the Term, Landlord does not employ Watch Engineers at Atlas Terminals, the minimum regular hourly wage rate payable to Engineers pursuant to the then effective Engineer Agreement between Realty Advisory Board on Labor Relations Incorporated and Local 94-94A International Union of Operating Engineers AFL-CIO ("Substitute Agreement"), or (d) if, at any

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time during the Term, there is no Substitute Agreement in effect, the minimum hourly wage rate actually payable by Landlord's managing agent to Watch Engineers employed in New York City office buildings.

      (2) "Base Rate" shall mean the Rate in effect on June 1998.

      (3) "Multiplication Factor" shall mean 3,641.

      (4) "Watch Engineers" shall mean those employees engaged in activities substantially similar to the activities presently engaged in by the employees of Atlas Terminals paid as Watch Engineers pursuant to the current Agreement.

(B) If in any period during the Term, the Rate exceeds the Base Rate, Tenant shall pay Landlord an amount equal to the product of the Multiplication Factor multiplied by one third of the amount by which the Rate exceeds the Base Rate ("Expense Escalation"), appropriately adjusted for any such period which is, only partially within the Term. The Expense Escalation shall be payable in equal monthly installments commencing with the first installment of Fixed Rent due on or alter the effective date of any increase in the Rate and continuing thereafter until the effective date of any subsequent increase, whereupon such installments shall be appropriately adjusted. Landlord shall furnish Tenant with a statement itemizing Tenant's liability pursuant to this subdivision whenever such liability arises or changes. Except as limited by Articles 9 and 10, Tenant's obligation to make such payments shall survive the Expiration Date or any sooner termination of this lease. Notwithstanding the foregoing, if by reason of any law, or any rule, order, regulation or requirement of any governmental or quasi governmental authority having or asserting jurisdiction (collectively, "Law"), an increase in the Rate is reduced or does not take effect, or increases in the Rate are limited or prohibited, then, for the period covered by the Law ("Law Period") the applicable increase ("Increase") in the Rate for purposes of this Article shall be the increase in the Rate ("Prior Increase") immediately preceding the effective date of the Law. The Increase shall take effect on the date following the expiration of the period for the Prior Increase and an equivalent Increase shall take effect on each anniversary of such effective date during the Law Period.

(C) Each notice given by Landlord pursuant to subdivision (B) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such notice, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. If any such dispute is not settled within sixty (60) days of Tenant's receipt of such notice, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

(D) In the event that at any time during the Term Landlord ceases employing Watch Engineers at Atlas Terminals and, accordingly, the Rate is to be computed in accordance with the provisions of clauses (c) or (d) of Subdivision (A)(l) of this Article 37, then commencing with the calendar month in which Landlord ceases employing such Watch Engineers (i) the Fixed Rent shall be increased by the amount of the last succeeding Expense Escalation which was or is to be computed by utilizing the Rate determined in accordance with clauses (a) or (b) of Subdivision (A)(l) of this Article 37 and (ii) the Base Rate shall be the Rate in effect (computed

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

in accordance with the provisions of clauses (c) or (d) of Subdivision (A)(l) of this Article 37) for such calendar month.

(E) In the event that at any time during the Term an Agreement shall be entered into providing for retroactive payments to Watch Engineers with respect to a period prior to the date of the execution of such Agreement, the Expense Escalation for such period shall be calculated on the basis of such retroactive payments.

Heat Escalation:

38. [Section 38 was stricken out].

Brokerage:

39. Tenant represents that it dealt only with Atco Properties & Management, Inc. as broker ("Broker") in connection with this lease and Landlord shall pay the Broker's commission therefor pursuant to separate agreement. Tenant shall indemnify Landlord against any liability and expense (including reasonable attorney's fees and disbursements) for any other brokerage commission or finder's fee based on alleged actions of Tenant or its agents or representatives. Tenant's liability hereunder shall survive the Expiration Date or any sooner termination of this lease.

Landlord's Liability:

 40. Anything herein to the contrary notwithstanding, Landlord's liability for its negligence or failure to perform its obligations hereunder shall be limited to its interest in the Building and the Land. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord or any individual who holds any interest in Landlord.

Submission to Jurisdiction:

41. (A) This lease shall be deemed to have been made in New York City, New York and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in a court located within the County of New York or Queens. Tenant, any guarantor of the performance of its obligations hereunder ("Guarantor") and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such counties, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two days after such process is so mailed.

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

(B) The submission of this lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease with Tenant and is made subject to Landlord's acceptance, execution and delivery thereof.

             RIDER ANNEXED TO AND FORMING A PART OF THE LEASE BETWEEN
                  THE HEMMERDINGER CORPORATION, AS LANDLORD, AND
                      SPEIZMAN INDUSTRIES, INC., AS TENANT

42.   "AS IS"
Tenant acknowledges that it has examined the demised premises and agrees to accept the same in its current "As Is" condition and that Landlord will have no obligation to do any work whatsoever in order to prepare same for Tenant's occupancy other than to build one exterior loading platform.

43.   TENANT'S WORK
Supplementing Article 3, subject to Tenant's prior compliance, with all the applicable requirements of this Lease (including without limitation, the prior submission to Landlord of plans and specifications for Landlord's prior written approval, which shall not be unreasonably withheld or delayed) and the Atlas Terminals Rules and Regulations Governing Tenant Alterations (a copy of which is annexed hereto as Exhibit B), Landlord hereby consents to Tenant's performance of nonstructural alterations, improvements, additions, installations and decorations in and to the Demised Premises which have no adverse effect on the Building's operating systems and facilities (collectively, "Tenant's Work"), provided Tenant's Work is of a standard of quality and quantity at least equal to Atlas Terminals Building Standard Installations.

44.   TENANT' S REPRESENTATIVE
Tenant hereby constitutes and appoints Jack Koehler as its representative, to deal with Landlord in connection with Tenant's or Landlord's Work. Any notices and/or approvals given to or by such representative shall be binding upon Tenant. Tenant may change such designation by notice in writing to Landlord.

45.   PARKING
Landlord will designate for Tenant's exclusive use two (2) parking spaces.

46.   HOT WATER HEATER
Tenant agrees that it will be responsible for maintaining and keeping the existing hot water heater located in the demised premises in good order and repair.

47.   HEAT
Tenant acknowledges that Landlord has advised it that Building No. 20 is presently heated by three (3) independent heating systems, which run on natural gas. Tenant shall be responsible for maintaining and keeping said systems in good order and repair including but not limited to properly filing for all inspections, permits and certificates of operation as required by governmental authorities having jurisdiction for the operation of such equipment. At the end of the term, Tenant shall surrender the heating system in good working order and condition.

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

Tenant shall make the necessary arrangements to become a direct customer of a duly authorized supplier of natural gas and shall order, pay for and receive gas directly from said supplier.

Tenant acknowledges that Landlord has advised it that it will be necessary for Tenant to heat the demised premises during non-business hours, during certain periods of the year, in order to prevent a freeze-up of the sprinkler system and/or prevent other damages to the building of which the demised premises form a part, and Tenant agrees to provide the necessary heat to prevent freeze-up.


IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

Witness for Landlord:                   THE HEMMERDINGER CORPORATION

                                        By: George (illegible last name)
-----------------------------------         -----------------------------------



Witness for Tenant:                     SPEIZMAN INDUSTRIES, INC.


/s/ Jerry Steinberg                     By: /s/ Josef Sklut
----------------------------------          -----------------------------------
Jerry Steinberg                             Josef Sklut, Vice President-Finance

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